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                                                                   EXHIBIT 10.33

                       SETTLEMENT AGREEMENT AND RELEASE

          This Settlement Agreement and Release ("Agreement") is entered into by and between Irata, Inc., a Texas corporation having its principal place of business at 8554 Katy Freeway, Suite 100, Houston, Texas 77024 (the "Company"), and Corporate Laser Charge, Inc. d/b/a Toner Cartridge Express and having its principal place of business at 10400 West Office, Suite 115, Houston, Texas 77042 ("Creditor"), and is dated effective as of November 18, 1996.

                                 RECITALS

          Creditor has asserted a claim against Irata for certain products and services provided to the Company in the amount of $118,686.14 (herein the "Claim"). The parties acknowledge that because of costs, hazards, uncertainties and pitfalls of adversarial collection efforts, including litigation and appeals, they desire to enter into this Agreement to settle all controversies, to avoid further costs, litigation and risk and to facilitate the Company's continued business operations. Accordingly, the parties desire to resolve and satisfy all claims against each other.

          NOW THEREFORE, in consideration of the premises and the covenants hereinafter set forth, the parties have agreed as follows:

     1. Settlement of Claim. The Claim of Creditor shall be satisfied and settled as follows:

          (a) Cash. One-fourth of Creditor's Claim will be paid by the Company in cash installments agggregating $30,000.00, (i) the first of which in the amount of $18,000.00 has been paid by the Company to Creditor upon execution of this Agreement, receipt of which is hereby acknowledged by Creditor, (ii) with a cash installment in the amount of $4,000.00 to be paid on December 31, 1996, (iii) with a cash installment in the amount of $4,000.00 to be paid on January 31, 1997, and (iv) with a final cash installment of $4,000.00 to be paid on February 28, 1997; and

          (b) Stock. The balance of Creditor's Claim shall be satisfied by the issuance of 50,678 shares of Class A Common Stock of the Company.

     2. Representations and Warranties of Creditor. As a material inducement for the Company to enter into this Agreement, Creditor hereby represents, warrants and agrees as follows:

          (a) That the shares of Class A Common Stock, $.10 per share (herein the "Common Stock"), have been offered and the terms and arrangements relating to the transfer of Common Stock of the Company have been arrived at through direct communication between the Company and the Creditor and that the offer was not made pursuant to any general advertisement, public solicitations, broadcast or other medium.

          (b) That Creditor has been fully advised as to the business and affairs and the proposed business and affairs of the Company and its operations and its proposed operations and has had disclosed to her such information regarding the Company and the controlling persons thereof as would have been contained in a registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder ("33 Act") covering the shares of Common Stock being acquired by Creditor.

          (c) That the Creditor has such knowledge and experience in financial and business matters that Creditor is capable of utilizing the information referred to in the immediately preceding paragraph to evaluate the risks of investment in the Common Stock and of making an informed investment decision in connection therewith and that Creditor has utilized the information referred to in the immediately preceding paragraph in evaluating the risks of an investment in the Common Stock and that Creditor has made an informed investment decision with respect to the Common Stock.

          (d) That the Common Stock being acquired by Creditor in view of the economic risks associated therewith and the size and nature of the investment in the Common Stock by Buyer is an appropriate and suitable investment for Creditor and that Creditor's personal and financial condition is such that it is capable of bearing the economic risks of an investment in the Common Stock.

          (e) That Creditor is acquiring the Common Stock for its own account for investment and
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not with a view to or for sale in connection with any distribution thereof except as provided or otherwise permitted under (i) the 33 Act and (ii) under any applicable Blue Sky Act.

          (f) That Creditor has been informed by the Company that the Common Stock being issued to Creditor has not been registered under the 33 Act or any Blue Sky Act and that accordingly, the Common Stock must be held indefinitely unless it is subsequently registered under the 33 Act and unless sold in compliance with all of the applicable Blue Sky Acts or any exemption from such registration is available.

          (g) That Creditor understands that Company has not registered the Common Stock under the 33 Act or any Blue Sky Act in reliance upon the representations herein contained and that accordingly, Creditor will not at any time or times directly or indirectly, offer, sell or otherwise dispose of or solicit any offer to buy, purchase or otherwise acquire any Common Stock which Creditor receives unless one of the following conditions has been fulfilled:

               (i) a registration statement under the 33 Act is in effect as to the Common Stock and the Common Stock has been duly qualified under any applicable Blue Sky Laws; or

               (ii) there is presented to the Company an opinion of counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that the proposed transfer of the Common Stock is exempt from the registration provisions of the 33 Act and any applicable Blue Sky Act.

          (h) That to implement the foregoing, Creditor consents to the placing of a legend in substantially the following form upon each certificate evidencing the Common Stock transferred to Creditor from Company:

          "The securities evidenced hereby have not been registered under the Securities Act of 1933. They may not be offered or sold and no transfer of them will be made by the Company unless (i) they are registered under the Securities Act of 1933; or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company in form and substance satisfactory to the Company to the effect that such registration is not necessary".

          (i) Creditor shall indemnify the Company against all liability, cost or expenses arising out of or resulting from any misrepresentation or breach of warranty or breach of any covenant contained herein or in the offer, sale, distribution or other distribution or other disposition of any shares of Common Stock or any solicitation of any offer to buy, purchase or otherwise acquire any Common Stock, in violation of the 33 Act or any Blue Sky Act.

          (j) Creditor has had the benefit of independent legal counsel in entering into this Agreement.

          (k) No promise or inducement has been offered or made to Creditor except as expressly stated in the Agreement, the Agreement is executed without reliance on any statement or representation by any third party or any third party's agent and the Agreement supersedes all prior negotiations and discussions.

          (l) Creditor is the sole owner of the Claim and Creditor has not previously assigned or transferred or purported to have assigned or transferred any interest in the Claim to any person or entity.

          (m) Creditor is not in a disparate bargaining position with respect to the negotiation of this Agreement and Creditor is executing this Agreement of its own free will, act and deed.

          (n) Creditor has fully authority to enter into this Agreement and is competent to do so.

          (o) The person or persons executing this Agreement on Creditor's behalf are duly authorized

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     and empowered to do so and all corporate and other formalities necessary for approval of this Agreement have been satisfied.

     3. Release. Except for the obligations of the Company to deliver to Creditor the certificate evidencing the Common Stock as is provided herein and the obligation to make the deferred payments as are provided herein, Creditor, for itself and on behalf of its employees, principals, successors and assigns (the "Releasing Parties"), hereby unconditionally and irrevocably compromises, settles and fully releases and forever discharges the Company and its officers, agents, directors, shareholders, successors and assigns (the "Released Parties") from any and all costs, expenses, claims, demands, damages, actions, causes of action, liability or suits at law or in equity, of whatever kind or nature, whether arising under state or federal law, rule or regulation which any of them now has, in the past had or in the future may have against the Released Parties or any of them, whether known or unknown, asserted or unasserted, that directly or indirectly or any way relate to, are based upon or arise out of the Claim or any of the transactions giving rise to the Claim. Each Releasing Party hereby covenants and agrees not in any manner whatsoever to sue any Released Parties in any court or tribunal or bring any action, lawsuit or cause of action (whether by way of direct action, counterclaim, cross-claim or interpleader) against any Released Party in any manner whatsoever based upon any matter directly or indirectly related to the Claim or the transactions giving rise to the Claim.

     4. Denial of Liability. The parties hereto specifically acknowledge that they understand and agree that the execution hereof by the parties does not constitute in any manner whatsoever an admission of liability on the part of any party for any matters covered by this Agreement, but that such liability is specifically denied and that the entering into this Agreement is simply to compromise, settle and release claims, if any, which may have been alleged by the parties hereto.

     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and shall be performable for all purposes in Harris County, Texas.

     6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7. Entire Agreement. This Agreement embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements between the parties hereto. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

     8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of November 18, 1996.

                              IRATA, INC.


                              By:__________________________
                                     John C. Stuecheli
                                     Vice President & Chief Financial Officer

                              CORPORATE LASER CHARGE, INC. d/b/a
                              TONER CARTRIDGE EXPRESS


                              By:___________________________
                                     Ralph Tollander, Authorized Officer

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